Exhibit 10.2

Execution Version

EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ORCHID ISLAND TRS, LLC

This EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Orchid Island TRS, LLC (f/k/a Opteum Financial Services, LLC) (the “Company”), dated as of May 27, 2008 (this “Agreement”), is made and entered into by BIMINI CAPITAL MANAGEMENT, INC., a Maryland corporation (the “Member”).

RECITALS

WHEREAS, the Company was formed on February 26, 1999 as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware; and

WHEREAS, on May 27, 2008, the Member purchased all outstanding non-voting Class B Membership Interests of the Company pursuant to and in accordance with the terms of the certain Membership Interest Purchase Agreement, dated as of May 27, 2008 (the “Purchase Agreement”), by and among the Company, the Member and Citigroup Global Markets Realty Corp. which resulted in the Member becoming the sole member of the Company; and

WHEREAS, prior to the purchase contemplated by the Purchase Agreement the Member held interests in the Company designated as Class A Membership Interests; and

WHEREAS, following the completion of the acquisition of the Class B Member Interests pursuant to the Purchase Agreement  the Member, as the sole member of the Company, desires to convert and reclassify all Class A Membership Interests and Class B Membership Interests into one series of membership interests with voting rights; and

WHEREAS, the Member now desires to amend and restate the Company’s Seventh Amended and Restated Limited Liability Company Agreement, dated as of July 20, 2007 to give effect to the foregoing.

NOW, THEREFORE, the Member hereby declares as follows:

Section 1. Name.  The name of the Company is “Orchid Island TRS, LLC.”  The Board of Managers is authorized to change the name of the Company and may otherwise conduct the business and affairs of the Company under any other name, if it deems it necessary or advisable to do so, provided that it complies with all applicable laws in doing so and so long as such name includes the words “Limited Liability Company” or the abbreviation “LLC”.  The Company shall notify the Member in writing of any such change or use of other name.  In the event that the name of the Company is changed pursuant to this Section, references herein to the name of the Company shall be deemed to have been amended to the name as so changed.

Section 2. Purpose.  The Company may engage in any lawful business, purpose or activity permitted under the Act and approved by the Board of Managers, and exercise all the powers and privileges granted by the Act or by any other law or this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company; provided, however, that the Company shall not directly or indirectly operate or manage a “lodging facility” or a “health care facility” or directly or indirectly provide to any other person (under a franchise, license, or otherwise) any rights to any brand name under which any lodging facility or health care facility is operated, in each case, as set forth in Section 856(l)(3) and (4) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 3. Term; Continued Existence.  The Company shall continue in perpetuity unless sooner dissolved in accordance with Section 15.  The Member shall take all actions necessary to ensure the Company’s existence as a limited liability company in good standing under the laws of the State of Delaware and under the laws of any other state in which the Company conducts the business and activities authorized in this Agreement.

Section 4. Principal Office; Books and Records.  The principal office of the Company shall be located at 3305 Flamingo Drive, Vero Beach, Florida  32963 or such other place or places as the Board of Managers may determine.  The Board of Managers shall be responsible for maintaining at the Company’s principal office those books and records required by the Act to be so maintained.

Section 5. Registered Office and Agent.  The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware  19808.  The name of the registered agent of the Company is Corporation Service Company.  The address of the registered agent in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware  19808.  The registered agent and the registered office of the Company may be changed from time to time by the Board of Managers.

Section 6. Membership Interests; Members.

(a) Upon the effectiveness of this Agreement all membership interests formerly representing Class A Membership Interests and Class B Membership Interests are hereby converted, without any further action on the part of the Member being necessary, into a single class of membership interests in the Company designated “Membership Interests.”  As of the effective date of this Agreement, certificates formerly representing Class A Membership Interests and Class B Membership Interests shall automatically represent the like number, amount and percentage of Membership Interests in the Company, with voting rights and being entitled to all of the rights and privileges of a member pursuant to this Agreement and the Act.

(b) The name, mailing address and Membership Interest in the Company of the sole Member are set forth on Exhibit A hereto.  No other person or entity shall be admitted as a member of the Company, and no additional Membership Interests in the Company shall be issued, without the approval of the Member and appropriate amendments to this Agreement, including Exhibit A.

Section 7. Liability of the Member.  Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

Section 8. Management of the Company.

(a) The Company shall have a Board of Managers (the “Board of Managers”), which shall be the “manager” of the Company (within the meaning of the Act) and the size and composition of which shall be as set forth in this Section 8.

(b) Subject to the delegation of powers provided for herein and the limitations set forth herein, the right and power to manage and control the business and affairs of the Company shall be vested exclusively in the Board of Managers, and the Board of Managers shall have the exclusive right and power, in the name of and on behalf of the Company, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the Company.  Except as otherwise required by law, the Member shall not have any right or power, by reason of the Member’s status as such, to act for or bind the Company, but shall have only the right to vote on, approve or take the actions herein specified to be voted on, approved or taken by it.

(c) The Board of Managers shall consist of one or more individuals (each, a “Manager”), with the exact number of Managers to be determined from time to time by the Member in its sole discretion.  Initially, the Board of Managers shall consist of one Manager who shall be G. Hunter Haas, IV .  Each Manager shall be appointed by the Member in its sole discretion and may be removed by the Member at any time in its sole discretion.  Each Manager shall hold office until such Manager’s death or resignation or removal by the Member.  Any Manager may resign at any time by giving written notice to the Member.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Vacancies on the Board of Managers resulting from death, resignation, removal or otherwise and newly created managerships resulting from any increase in the number of Managers shall be filled solely by action taken by the Member.

(d) A majority of the total number of Managers then in office, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Board of Managers, and the affirmative vote of a majority in voting power of the Managers present at any such meeting, whether present in person or represented by proxy, at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Managers.  At each meeting of the Board of Managers at which a quorum is present, each other Manager present at such meeting, whether present in person or represented by proxy, shall be entitled to one vote on each matter to be voted on at such meeting.  Any action required or permitted to be taken at any meeting of the Board of Managers may be taken by the unanimous written consent of the Managers then in office.

Section 9. Committees of the Board of Managers.  The Board of Managers may designate, by resolution, one or more committees.  Any such committee, to the extent provided in the resolution of the Board of Managers, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.  Each committee shall consist of one or more of the Managers.  Each member of a committee shall be appointed by the Board of Managers in its sole discretion (but subject to the foregoing sentence) and may be removed by the Board of Managers at any time in their sole discretion.  Each member of a committee shall hold office until the member’s death or resignation or removal by the Board of Managers.  Any member of a committee may resign at any time from such committee by giving written notice to the Board of Managers.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Vacancies on a committee resulting from death, resignation, removal or otherwise and newly created positions on a committee resulting from any increase in the number of members of a committee shall be filled solely by the Board of Managers.  The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent member at any meeting of the committee.  All of the members of a committee then in office (or, in the absence of the member, the alternate member who has replaced the member), whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of such committee, and the affirmative vote of the member (or the alternate members who have replaced them) shall be necessary for the passage of any resolution or act of such committee.  Any action required or permitted to be taken at any meeting of a committee may be taken by the written consent of all of the members of such committee then in office.  Each committee shall report its actions to the Board of Managers when so required by the Board of Managers.

Section 10. Officers.  The Board of Managers or the officer to which it delegates such responsibility may, from time to time, designate or appoint one or more officers of the Company, including, without limitation, president, one or more vice presidents, a secretary, an assistant secretary and/or a treasurer.  Such officers must be employees of the Company or an affiliate of the Company.  Each appointed officer shall hold office until:  (i) his/her successor is appointed by the Board of Managers or its applicable delegate; (ii) such officer submits his/her resignation; or (iii) such officer is removed, with or without cause, by the Board of Managers or its delegate.  All officers shall have such authority and perform such duties as the Board of Managers or its delegates may determine, subject to the terms and provisions of this Agreement.

Section 11. Duties and Liabilities of the Member and Officers.

(a) None of the Member, any Manager or any officer shall be liable to the Company for any loss or damages resulting from errors in judgment or for any acts or omissions that do not constitute willful misconduct or gross negligence on the part of the Member, Manager or officer.  In all transactions for or with the Company, the Member, the Managers and the officers shall act in good faith and in the best interest of the Company.

(b) The Company, its receiver or its trustee (but not the Member personally, if the Member shall act as the receiver or trustee) shall indemnify and defend the Member, the Managers and the officers against, and hold them harmless from, any and all losses, judgments, costs, damages, liabilities, fines, claims and expenses (including, but not limited to, reasonable attorney’s fees and court costs, which shall be paid by the Company as incurred) that may be made or imposed upon such persons and any amounts paid in settlement of any claims sustained by the Company by reason of any act or inaction which is determined to have been taken in good faith in the best interests of the Company and so long as such conduct shall not constitute willful misconduct or gross negligence.

(c) In the event of settlement of any action, suit or proceeding brought or threatened, such indemnification shall apply to all matters covered by the settlement except for matters as to which it is determined that the person seeking indemnification did not act in good faith in the best interests of the Company or such matter resulted from willful misconduct or gross negligence.  The foregoing right of indemnification shall be in addition to any rights to which the Member, the Managers and officers may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such person.

(d) The Company shall pay the expenses incurred by the Member, the Managers or any officer in defending a civil or criminal action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if such person shall be determined not to be entitled to indemnification therefor as provided herein.  Any right of indemnity granted under this Section 11 may be satisfied only out of the assets of the Company and none of the Member, any Manager or any officer shall be personally liable with respect to any such claim for indemnification.

(e) The Company shall have the power to purchase and maintain insurance in reasonable amounts on behalf of the Company and the Member, Managers, officers, employees and agents of the Company against any liability incurred by them in their capacities as such.

(f) The provisions of this Section 11 shall not be construed to limit the power of the Company to indemnify its Member, Managers, officers, employees or agents to the fullest extent permitted by law or to purchase insurance or enter into specific agreements, commitments or arrangements for indemnification.  The absence of any express provision for indemnification in this Agreement shall not limit any right of indemnification existing independently of this Section 11.

Section 12. Capital Contributions.  The Member shall have no obligation to contribute any capital, or to make any loans, to the Company.  With the prior approval of the Board of Managers, the Member may, however, from time to time make voluntary capital contributions to the Company.

Section 13. Distributions; Allocation of Profits and Losses.  Distributions shall be made by the Company to the Member at the times and in the amounts as may from time to time be determined by the Board of Managers.

Section 14. Tax Matters.  At all times, the Company shall be treated as a corporation for U.S. federal income tax purposes and shall take all necessary and appropriate actions to confirm and ensure such treatment including, but not limited to, filing all required U.S. federal income tax returns and elections necessary or appropriate to secure and preserve such treatment.  In addition, at all times, the Company shall be treated as a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) and shall take all necessary and appropriate actions to confirm and ensure such treatment including, but not limited to, filing all required U.S. federal income tax returns and elections necessary or appropriate to secure and preserve such treatment.  The Company shall not take any action, directly or indirectly, that would adversely affect the Company’s ability to qualify as a taxable REIT subsidiary.

Section 15. Dissolution.  Subject to the terms of this Agreement, the Company shall be dissolved, and shall terminate and wind up its affairs upon the first to occur of (i) the written consent of the Member or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 16. Liquidation.  Upon dissolution, the Company’s business shall be liquidated in an orderly manner.  The Member shall act as the liquidator (unless it elects to appoint a liquidator) to wind up the affairs of the Company pursuant to this Agreement.  If there shall be no members, the successor-in-interest to the Member may serve as such liquidator or may approve one or more liquidators to act as the liquidator in carrying out such liquidation.  In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Member or its successors-in-interest.  The proceeds of any liquidation shall be applied and distributed in the following order of priority:

(a) for the payment of the debts and liabilities of the Company (including any debts and liabilities owed to the Member to the extent permitted under the Act (and the expenses of liquidation));

(b) to the setting up of any reserves that the Member reasonably may deem necessary for any contingent or unforeseen liabilities or obligations of the Company arising in connection with the business of the Company.  These reserves may be paid over by the Member to any attorney-at-law, as escrowee, to be held by such attorney for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Member shall deem advisable, to distribute the balance of such reserves to the Member; and

(c) thereafter, to the Member.

Section 17. Right to Partition.  To the extent permitted by law, and except as otherwise expressly provided in this Agreement, the Member, on behalf of itself and its successors and assigns hereby specifically renounces, waives and forfeits all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to any such property may be held.

Section 18. Severability.  It is the desire and intent of the Member that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 19. Modification, Waiver or Termination.  No modification, waiver or termination of this Agreement, or any part of this Agreement, shall be effective unless made in writing.

Section 20. Benefits of Agreement.  No person or entity other than the Member and the Company is, nor is it intended that any such other person or entity be treated as, a direct, indirect, intended or incidental third-party beneficiary of this Agreement for any purpose whatsoever, nor shall any such other person or entity have any legal or equitable right, remedy or claim under or in respect of this Agreement.  Without limiting the generality of the foregoing, nothing in this Agreement, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of any Member or any other person or entity whatsoever, other than the Member and the Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions contained in this Agreement, and such provisions are and shall be held to be for the sole and exclusive benefit of the Member and the Company.

Section 21. Interpretation.  As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be, whenever the context so indicates or requires.  Sections and other titles contained in this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.

Section 22. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Member and its successors and permitted assigns.

Section 23. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 24. Application of the Act.  Any matter not specifically covered by a provision of this Agreement shall be governed by the applicable provisions of the Act.

Section 25. Effective Date. This Agreement shall become effective immediately following the completion of the acquisition of the Class B Membership Interests by the Member pursuant to the terms of the Purchase Agreement.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.

BIMINI CAPITAL MANAGEMENT, INC.

By:
Name: Robert E. Cauley

Title: President and Chief Executive Officer

EXHIBIT A

Member	Mailing Address	Membership Interest
Bimini Capital Management, Inc.	3305 Flamingo Drive, Vero Beach, Florida 32963	100%